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              Exhibit 23  Consent of KPMG Peat Marwick LLP,
                          Independent Auditors


The Board of Directors
Pinnacle Financial Services

We consent to the incorporation by reference in the registration statement on Form S-8 of Pinnacle Financial Services, Inc. of our report dated March 30, 1998, relating to the consolidated financial statements of Pinnacle Financial Services, Inc. as of and for the year ended December 31, 1997, which report appears in December 31, 1997 annual report and form 10-K of Pinnacle Financial Services, Inc.

                                       /s/ KPMG Peat Marwick LLP


Chicago, Illinois
March 30, 1998